UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 1, 2021

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events

On February 1, 2021, Mateon Therapeutics, Inc. (the “Company”) issued a press release announcing that it has launched its artificial intelligence (AI) telemedicine platform for post marketing survey (PMS) to support the launch of its drug product, PulmoHealTM. The PMS module, with its previously announced AI mobile app, ArtiHealthTM, rounds out the company’s AI telemedicine solution.

The combination of the drug and telemedicine targets patients for respiratory health, including COVID-19, in India. Initially the drug and device combination will only be available in India through our Indian partner, Windlas, with the drug marketed under brand name PulmoHealTM.

Artemisinin- the active component of PulmoHealTM- displays multiple pharmacological actions against inflammation, viral infections, cell and tumour proliferation, inflammation, invasion, and metastasis. The use of artemisinins against different respiratory diseases has been widely investigated but not in a systematic way. Our PMS platform is meant to collect large amount of real-world evidence for safety and efficacy that would be instrumental in disease expansion of PulmoHealTM. Patients can access the PMS survey either via the website: https://pulmoheal.com or by scanning QR code from the PulmoHealTM package.

The website: : https://pulmoheal.com is now active.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

99.1	MATEON LAUNCHES ITS AI TELEMEDICINE PLATFORM FOR POST MARKETING SURVEY TO SUPPORT ITS DRUG PRODUCT FOR INDIA, PULMOHEAL™	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: February 1, 2021	By:	/s/ Vuong Trieu
Vuong Trieu
Chief Executive Officer